EXHIBIT 99.1
Custom Truck One Source to Participate in the Deutsche Bank 2022 Industrials Conference
KANSAS CITY, Mo., November 7, 2022—(BUSINESS WIRE)—Custom Truck One Source, Inc. (“Custom Truck One Source” or the “Company”) (NYSE: CTOS) today announced that Chief Financial Officer, Chris Eperjesy, will participate in a fireside chat and will meet with institutional investors at the Deutsche Bank 2022 Industrials Conference on Monday, November 14, 2022. The fireside chat is scheduled to begin at 1:10 p.m. ET.
A live webcast of the fireside chat will be available through the Company’s Investor Relations website at investors.customtruck.com. A replay will be archived and available for 30 days following the conference on the same website.
ABOUT CUSTOM TRUCK ONE SOURCE
Custom Truck One Source is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company’s solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company’s team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
844-403-6138
investors@customtruck.com